DELAWARE INVESTMENTS DIVIDEND AND INCOME FUND, INC.

Registration No. 811-07460
FORM N-SAR
Annual Period Ended November 30, 2013

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.

SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

One (1) transaction for the annual period ended November 30, 2013 effected pursuant to Rule 10f-3, attached as Exhibits.
WS: MFG_Philadelphia: 878909: v1

WS: MFG_Philadelphia: 867411: v2